INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------

                                 pursuant to the

                         T. ROWE PRICE ASSOCIATES, INC.

                            1996 STOCK INCENTIVE PLAN
                            -------------------------


     AGREEMENT, dated as of this __th day of ___________, _____, between T. ROWE PRICE ASSOCIATES, INC. (the "Company"), and 1~ (the "Optionee").

     WHEREAS, the Optionee is now in the employ of the Company or a Subsidiary (as hereinafter defined) in a key capacity and the Company desires to have the Optionee remain in such employ and to afford the Optionee the opportunity to acquire, or enlarge, the Optionee's stock ownership in the Company so that the Optionee may have a direct proprietary interest in the Company's success; and

     WHEREAS, the Company has and its stockholders have approved the T. Rowe Price Associates, Inc. 1996 Stock Incentive Plan (the "Plan"), pursuant to which the Company may, from time to time, enter into stock option agreements with certain of its eligible employees as therein defined;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby mutually covenant and agree as follows:

     1. Employee's Agreement.
        ---------------------

     The Optionee agrees to remain in the employ of the Company and to render it the Optionee's exclusive services at such compensation as shall be determined, from time to time, by the Company for a period of one year from the date hereof, but this Agreement shall not be deemed to limit or restrict the right of the Company to terminate Optionee's employment at any time, for any reason, for or without cause; provided, that the Company's sole remedy hereunder for a breach of the employee's agreement shall be the termination of the option granted hereunder in accordance with Section 6 hereof.

      2. Grant of Option.
         ---------------

     Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee during the period commencing one year after the date of

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this Agreement and ending ten years from the date hereof (the "Option  Period"), the option to purchase from the Company at a price of $_____ per share up to but not exceeding in the aggregate 2~ shares of the Company's Common Stock.

     3. Exercise of Option.
        ------------------

     The option granted in paragraph 2 hereof may be exercised, in whole or in part, at any time and from time to time as follows:

     (a) The aggregate number of shares of stock covered by this agreement shall be divided into five equal installments. The first installment of 20% shall be exercisable, in whole or in part, commencing __________, ___; the second installment of 20% shall be exercisable, in whole or in part, commencing __________, ____; the third installment of 20% shall be exercisable, in whole or in part, commencing ___________, _____; the fourth installment of 20% shall be exercisable, in whole or in part, commencing ___________, _____; and the final installment of 20% shall be exercisable, in whole or in part, commencing, _______________, ______.

     (b) The Executive Compensation Committee of the Board of Directors of the Company (the "Committee") may in its discretion place limitations on the extent to which shares of Common Stock of the Company may be tendered by the Optionee as payment upon exercise of an option pursuant to paragraph 4(a) hereof.

     (c) In the case of an option not immediately exercisable in full, the Committee may in its discretion accelerate the time at which such option may be exercised.

     (d) To the extent not exercised, installments shall accumulate and be exercisable by the Optionee, in whole or in part, in any subsequent year included in the Option Period but not later than the expiration of the Option Period.

     (e) No less than 50 shares of Common Stock may be purchased upon any one exercise of the option granted hereby unless the number of shares purchased at such time is the total number of shares in respect of which the option granted hereby is then exercisable.

     (f) In no event shall any option granted hereby be exercisable for a fractional share.

     4. Method of Exercising Option and Payment of Option Price.
        -------------------------------------------------------

     (a) The option granted hereby shall be exercised by the Optionee delivering to the Secretary of the Company, from time to time, on any business day (the "Exercise Date"), written notice specifying the number of shares the Optionee then desires to purchase (the "Notice"), and either (i) cash, certified check,

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bank draft or postal or express  money  order to the order of the Company for an amount in United States dollars equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), such payment to be delivered with the Notice, (ii) shares of Common Stock of the Company with a value (determined in accordance with paragraph 4(c)) equal to or less than the Total Option Price plus cash, certified check, bank draft or postal or express money order to the order of the Company for an amount in United States dollars equal to the amount, if any, by which the Total Option Price exceeds the value of such shares of the Company's stock (determined in accordance with paragraph 4(c)), or (iii) through such other means, acceptable to the Committee in its sole discretion, as may be provided by an independent third party to facilitate exercise or payment. Such Company's stock and cash shall be delivered to the Secretary of the Company not later than the end of the first business day after the Exercise Date. In the case of payment in shares, such payment shall be made by delivery of the necessary share certificates, with executed stock powers attached, to the Secretary of the Company.

     (b) Within five business days after the Exercise Date, the Company shall, subject to the receipt of withholding tax, if any, issue to the Optionee the number of shares with respect to which such option shall be so exercised, and shall deliver to the Optionee a certificate or certificates therefor.

     (c) For purposes of paragraph 4(a), the value of shares of Common Stock tendered to exercise an option shall be the last reported sales price of such shares on the Nasdaq National Market System on the Exercise Date, or, if the Common Stock is not quoted on the Nasdaq National Market System, the mean between the closing bid and asked prices of such shares on the Nasdaq System on the Exercise Date, or, if the foregoing are inapplicable, as otherwise determined by the Committee.

     (d) In the sole discretion of the Committee, the Company may in lieu of requiring the exercise of an option and the payment of the Total Option Price, authorize the payment of cash to the Optionee in an amount equal to the market value of shares of Common Stock subject to an option less the option price in exchange for the cancellation of the option.

     5. Exercisability Upon the Occurrence of Certain Events.
        ----------------------------------------------------

     (a) Notwithstanding any provisions limiting exercisability in whole or in part, and unless the Committee shall have otherwise determined (within the limits specified in the last sentence of this paragraph) to revoke or to limit, in its sole and conclusive discretion, the acceleration provided for herein, the following shall apply: Stock options ("options") and stock appreciation rights, if any, ("rights") granted to the Optionee by the Company pursuant to this Agreement will be exercisable in full for a period of one year (i) following the Effective Date (as hereinafter defined) or (ii) commencing on the date (the
"Approval Date") of the approval of the Company's Board of Directors of an agreement providing for a merger, consolidation, sale or disposition of all or substantially all of the assets of the Company, or other form of extraordinary business combination as a result of the consummation of which stockholders of the Company immediately before Approval Date will own less than a majority of the outstanding voting stock of the resulting organization. After the expiration of any such one year period, the options and rights shall remain exercisable only to the extent, if any, provided in the applicable option or rights agreement without taking into consideration the effect of this paragraph. The Committee's discretion to revoke or limit the acceleration contemplated by this paragraph may be exercised at any time before or within 20 business days after the Effective Date or the Approval Date referred to in the foregoing clauses (i) or (ii). In the event the Approval Date and an Effective Date arise from substantially identical facts and circumstances (as determined by the Committee in its sole discretion) and unless the Committee shall have determined to limit the effect of this sentence, such one year period (and the 20 day period referred to in the immediately preceding sentence) shall commence only once and upon the first to occur of the Approval Date or the Effective Date.

     (b) For purposes of the foregoing paragraph, the following terms have the meanings indicated:

          (i) "Effective Date" shall mean the date on which a "Change of Control" as hereinafter defined occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs, and if the Optionee's employment with the Company had terminated prior to the date on which the Change of Control occurred, and if it is reasonably demonstrated by the Optionee that such termination of employment either was at the request of a third party who had taken steps reasonably calculated to effect the Change of Control or otherwise arose in connection with or in anticipation of the Change of Control, then, for all purposes of this Agreement, the term "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

          (ii) A "Change of Control" shall be deemed to have taken place on the date of the earlier to occur of either of the following events: a) a third party, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 25% or more of the Company's outstanding Common Stock, or b) as the result of, or in connection with, any cash tender or exchange offer, merge, consolidation or other business combination, sale or disposition of all or substantially all of the Company's assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or the persons who were stockholder of the Company immediately before the Transaction shall cease to own at least a majority of the outstanding voting stock of the Company or any successor to the Company.

     6. Termination.
        ------------

     The option granted hereby shall terminate and be of no force or effect upon the first occurrence of any one of the following events:

     (a) The expiration of ten years from the date of this Agreement;

     (b) The expiration of 30 days after termination of the Optionee's employment with the Company, except in the case of the Optionee's death or retirement with the consent of the Company; provided, however, that any day on which the Company has restricted employee securities transactions under then-applicable securities transactions policies and procedures shall not be included in determining such 30-day period. During such period, the Optionee shall have the right to exercise the option hereby granted only to the extent exercisable on the date of termination.

     (c) The expiration of seven months after the date of the Optionee's retirement with the consent of the Company. During such seven-month period the Optionee shall have the right to exercise the option hereby granted to the extent the right to exercise the same has accrued prior to such retirement but has not been exercised prior to such retirement, subject, in addition, however, to acceleration by the Committee pursuant to paragraph 3(c); or

     (d) The expiration of seven months after the date of death of the Optionee if said death occurs while (i) the Optionee is in the employ of the Company or
(ii) within the period of time after retirement with the consent of the Company during which the Optionee was entitled to exercise the option. During such seven-month period the Optionee's estate, personal representative or beneficiary shall have the right to exercise the option hereby granted in full.

     Retirement at the Optionee's normal retirement date or at an optional retirement date in accordance with the provisions of a retirement plan of the Company under which the Optionee is then covered shall constitute a retirement with the consent of the Company for the purposes of this Agreement. The Committee shall have absolute and uncontrolled discretion to determine whether any other termination of Optionee's employment is to be considered as retirement with the consent of the Company for the purposes of this Agreement and whether an authorized leave of absence or absence on military or government service or otherwise shall constitute a termination of employment for the purposes of this Agreement. Any determination made by the Committee with respect to any matter referred to in this paragraph 5 shall, subject to the provisions of paragraph 14 hereof, be final and conclusive on all persons affected thereby. Employment by the Company shall be deemed to include employment of Optionee by, and to continue during any period in which Optionee is in the employ of, a "Subsidiary" of the Company as that term is defined in the Plan.

     7. Optionee.
        ---------

     Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative, or beneficiary to whom this option may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person.

     8. Assignability.
        --------------

     This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and is exercisable during the Optionee's lifetime only by the Optionee. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer this option the same shall terminate and be of no force or effect.

     9. Rights as a Stockholder.
        ------------------------

     The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any shares as to which this option shall not have been exercised and payment and issue made as herein provided.

     10. The Company's Rights.
         ---------------------

     The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

     11. Recapitalization.
         -----------------

     The shares with respect to which this option is granted are shares of the Common Stock of the Company as constituted on the date of this Agreement, but if, and whenever, prior to the delivery by the Company of all of the shares of Common Stock with respect to which this option is granted, the Company shall effect a subdivision or consolidation of shares, or other capital readjustment, or the payment of a stock dividend, or other increase or decrease in the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) in the event of any increase in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to option hereunder shall be proportionately increased (except that any fraction of a share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the cash consideration payable per share shall be proportionately reduced, and (b) in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to option hereunder shall be proportionately reduced (except that any fractional share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the cash consideration payable per share shall be proportionately increased.

     12. Merger and Consolidation.
         -------------------------

     After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving or resulting corporation, the Optionee shall, at no additional cost, be entitled upon any exercise of this option, to receive (subject to any required action by stockholders) in lieu of the number of shares as to which this option shall then be so exercised, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation, if, immediately prior to such merger or consolidation, the Optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares as to which such option shall be so exercised; provided, that anything herein contained to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger or consolidation, in which the Company is not the surviving or resulting corporation, this option shall terminate and be of no force or effect, except to the extent that such surviving or resulting corporation may issue a substituted option.

     13. Preemption of Applicable Laws or Regulations.
         ---------------------------------------------

     Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares to the Optionee, any law, regulation or requirements of any governmental authority having jurisdiction in the premises shall require either the Company or the Optionee to take any action in connection with the shares then to be issued, the issue of such shares shall be deferred until such action shall have been taken.

     14. Resolution of Disputes.
         -----------------------

     Subject to the provisions of paragraph 14 hereof, any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement, shall be final, binding and conclusive on all persons affected thereby.

     15. Amendments.
         -----------

     The Committee shall have the right, in its absolute and uncontrolled discretion, to alter or amend this Agreement, from time to time in any manner for the purpose of promoting the objectives of the Plan but only if all agreements granting options to purchase shares of the Company's Common Stock pursuant to the Plan which is in effect and not wholly exercised at the time of such alteration or amendment shall also be similarly altered or amended with substantially the same effect, and any alteration or amendment of this Agreement by the Committee shall, upon adoption thereof by the Committee, become and be binding and conclusive on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Company shall give written notice to the Optionee of any such alteration or amendment of this Agreement by the Committee as promptly as practical after the adoption thereof. The foregoing shall not restrict the ability of the Optionee and the Company by mutual consent to alter or amend this Agreement in any manner which is consistent with the Plan and approved by the Committee.

     16. Notice.
         -------

      Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Secretary of the Company, or to the Company (attention of the Secretary), at 100 East Pratt Street, Baltimore, Maryland 21202, or at such other address as the Company, by notice to the Optionee, may designate in writing from time to time to the Optionee at the Optionee's address as shown on the records of the Company, or at such other address as the Optionee, by notice to the Secretary of the Company, may designate in writing from time to time.

     17. Construction.
         -------------

     This Agreement has been entered into in accordance with the terms of the Plan and wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

     18. Disqualifying Dispositions.
         ---------------------------

     (a) The Optionee shall notify the Company, within ten (10) days of the occurrence thereof, of the disposition of any stock acquired under this incentive stock option agreement within less than two years of the date of this Agreement or one year of the exercise of the option to purchase such shares.

     (b) In connection with any such disqualifying dispositions the Company shall have the option to (i) require the Optionee to remit to the Company an amount sufficient to satisfy all federal, state, and other withholding taxes thereby incurred; or (ii) withhold all federal, state, and other withholding taxes thereby incurred from compensation otherwise due to the Optionee.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his or her hand and seal all as of the day and year first above written.

                                              THE COMPANY:

                                              T. Rowe Price Associates, Inc.


                                              By______________________________


                                              THE OPTIONEE:


                                              ___________________________(L.S.)